EXHIBIT 10.2

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Notice of Grant of Performance Stock           UNOCAL  CORPORATION
Option and TLSAR and Grant Agreement           ID:
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

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[Name]                                                            ID: __________
[Address]
[Address]


You have been granted an Option to buy Unocal Corporation Common Stock as follows:

         Non-Qualified Performance Stock Option Grant No.               [......]
         Date of Grant                      03/30/98
         Management Incentive Program Component            1998 Performance Plan
         Option Price per Share                                          $51.012
         Total Number of Option Shares Granted                        __________
         Total Option Price of Option Shares Granted                 $__________

You have also been granted a Tandem Limited Stock Appreciation Right in conjunction with the above Option.

         Total Number of TLSAR Shares Granted                         __________
         Grant Price per Share of TLSAR                                 $38.6875

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                  By signing your name below, you and Unocal  Corporation  agree that (a) this Option and related TLSAR are granted under and governed by the terms and conditions of the Grant Agreement referenced above, which is attached hereto and made a part of this document, and (b) both of these documents are subject to the terms of the above referenced 1998 Performance Stock Option Plan.

                  -------------------------          ----------------------
                  Full Legal Name (print)            Social Security Number

                  Current Address:  ---------------------------------
                                    ---------------------------------


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For UNOCAL CORPORATION                      Date

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Optionee                                             Date

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                                 GRANT AGREEMENT
                       1998 PERFORMANCE STOCK OPTION PLAN
                     UNDER THE MANAGEMENT INCENTIVE PROGRAM


This Grant Agreement is between UNOCAL CORPORATION (the "Company") and the individual (the "Holder") named in the Notice of Grant of Performance Stock Option and TLSAR (the "Notice") attached hereto as the cover page of this agreement. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the 1998 Performance Stock Option Plan (the "Plan").

The Company, desiring to afford an opportunity to the Holder to purchase its Stock, to provide the Holder with an incentive and a proprietary interest in the success of the Company and its subsidiaries, and to obligate the Holder to perform services with the Company or one or more of its subsidiaries as herein provided, hereby grants to the Holder, and the Holder hereby accepts the Award, subject to and in accordance with the terms and conditions of the Plan.

The Company grants to the Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the aggregate number of Option shares set forth in the Notice exercisable in accordance with the provisions of this Grant during the period from March 31, 2001 through March 30, 2008 (the "Award Period"), unless terminated prior to that date pursuant to paragraph A below. This Option is a Non-Qualified Stock Option.

The Company also grants to the Holder, in conjunction with the Option granted hereby, a Tandem Limited Stock Appreciation Right ("TLSAR") for the number of TLSAR shares set forth in the Notice, as described in Section 8 and 9(g) of the Plan and paragraph B below.

A.       Option

1. Exercisability (Vesting) of Option. The Holder may purchase the number of option shares of Stock determined pursuant to paragraph A.2 below commencing on March 31, 2001, provided that one of the following Performance Conditions has been met between March 30, 1998 and March 30, 2001 (the "Performance Period").

         a. Stock Price. The Fair Market Value of the Stock has been equal to or greater than the option price for ten trading days (occurring within any period of twenty consecutive trading days) during the Performance Period.

         b. Comparative Return to Stockholders. The Comparative Return to Stockholders places the Company in the top quartile (75th percentile or above) of the Peer Group Companies for the Performance Period, as determined by the Committee.

         If there is a Change in Control Event as defined in Section 9(f) of the Plan and the Option has not been previously forfeited, the Holder may exercise the Option at any time after either of the Performance Conditions is met.

2. Number of Shares Exercisable. The Holder shall have the following number of option shares available for exercise, provided one of the Performance Conditions set forth in paragraph A.1 has been met:

         a. If the Holder has been continuously employed at the Company or any of its subsidiaries through the Performance Period, 100% of the option shares granted in this Notice. For purposes of this Award, the employment of the Holder shall be deemed to continue uninterrupted in the event that during the Performance Period the Holder is on authorized sick leave or such other leave as is approved by the Committee.

         b. If the employment of the Holder by the Company or any of its subsidiaries terminates during the Performance Period because of death, permanent and total disability, retirement at or after attaining age 65 and pursuant to the Company's retirement plan then in effect, early retirement at the Company's request, or if the termination is at the convenience of the Company, a portion of the option shares granted in this Notice, prorated for service during the Performance Period, and the balance of the option shares subject to the Award would be forfeited.

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         c.  If the  employment  of the  Holder  by  the  Company  or any of its subsidiaries terminates within the Performance Period because of early retirement at the Holder's request, for "cause" or for performance inadequacy, or by resignation or any other discharge other than pursuant to paragraph A.2(b), the Award would be completely forfeited.

         d. If there is a Change of Control Event as defined in Section 9(f) of the Plan, 100% of the option shares granted in this Notice which were not previously forfeited.

3. Term of Option. The Option or portion of the Option under this Award shall expire on the first to occur of the following dates:

         a. The tenth anniversary of the Date of Grant, that is March 30, 2008.

         b. The date of exercise of the Option or portion of the Option.

         c. March 31, 2001, if the Option has not become exercisable by that date in accordance with paragraph A.1 above.

         d. If the Holder's employment with the Company and/or a subsidiary terminates during the Performance Period because of a voluntary resignation, early retirement at the Holder's request, termination for "cause" or performance inadequacy, or any other discharge other than retirement at or after attaining age 65 and pursuant to the Company's retirement plan then in effect, early retirement at the Company's request, or termination determined by the Committee to be at the convenience of the Company, the Option will be completely forfeited on the date of termination.

         e. The date of (i) a dissolution of the Company, (ii) a merger, reorganization, consolidation or similar event that the Company does not survive, or (iii) the consummation of a merger, reorganization, consolidation or similar event approved by the Board which the Board determines to be a Change in Control Event. The date upon which any such event occurs shall be referred to as a "Conversion Date." Change of Control Events are defined in Section 9(f) of the Plan.

B.       Tandem Limited Stock Appreciation Rights

1. Vesting of TLSAR. A TLSAR shall become immediately vested and payable on a Conversion Date following a Change in Control Event, as defined in
         Section 9(f) of the Plan.

2. Number of TLSAR Shares Payable. The number of TLSAR shares available for vesting shall be calculated in the same manner as provided for Option shares in paragraph A.2 above.

3. Term of TLSAR. The TLSAR under this Grant shall expire on the date of expiration of the related Option, as specified on in paragraph A.3 above, unless the TLSAR is exercisable on such dates. All or a proportionate part of the TLSAR shall also be canceled if the Holder exercises all or a portion of the Option as provided in paragraph A of this Grant.

4. Payment of TLSAR. Payment of the TLSAR shall be made as provided in Section 8(c) of the Plan.

C.       Non-Transferability of Award

1. This Award shall not be transferable by the Holder except by will, the laws of descent and distribution, or as provided in Section 10(e) of the Plan. This Award shall be exercisable during the Holder's lifetime only by the Holder, his guardian, or his legal representative.

D.       Adjustments to Award Shares

1. This Option, TLSAR, and Grant Agreement shall be subject to adjustment by the Committee as to the number and price of shares of Stock or other considerations subject to this Award in the event of changes in the outstanding Stock by reason of stock dividends, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of this Award.

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E.       Manner of Exercise

1. This Award may be exercised from time to time, in accordance with its terms, by written notice thereof signed by the Holder and delivered to the Secretary of the Company at its head office in the City of El Segundo, State of California. Such notice shall state the number of shares being purchased, be accompanied by payment of the full option price for such number of shares, payment for any applicable withholding tax (unless otherwise provided for), and the submission of this Grant for endorsement as to the number of shares being purchased. Payment may be in the form of cash or shares of the common stock of the Company. Additionally, this Award may be exercised in accordance with such other arrangements, including "cashless" exercise, as may be approved by the Secretary of the Company.

2. The issuance of shares upon the exercise of this Award shall be subject to all applicable laws, rules and regulations with respect to the issuance and sale of such shares, and to such approvals by governmental agencies as may be required.

3. The Holder shall be entitled to the privileges of stock ownership only as to such shares as are issued or delivered to him hereunder and subject to any limitation under paragraph E.2 above.

4. Exercise of a deceased Holder's Award shall be by his or her designated beneficiary, legal representative or representatives, the person or persons entitled to do so under the Holder's last will and testament, or by the person or persons entitled to receive this Award under the applicable laws of descent and distribution, whichever is applicable.

F.       Miscellaneous

1. This Award is granted pursuant to the Company's 1998 Performance Stock Option Plan and is subject to all the terms and provisions thereof.

2. As further consideration for the granting of this Award, the Holder agrees to continue in the employment of the Company or one or more of its subsidiaries at the pleasure of the Company or such subsidiary for a continuous period of at least one (1) year from the Date of Grant at the salary rate in effect on the date hereof or at such changed rate as may be fixed from time to time by the Company or such subsidiary. The Holder agrees during such employment to devote his or her entire time, energy and skills to the service and interests of the Company or such subsidiary, subject to vacations, sick leave, and other absences in accordance with the regular policies of the Company and its subsidiaries. The Holder agrees to promote the Company's interest and to act in accord with the regular policies of the Company and its subsidiaries. This Award shall not confer upon the Holder any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of the employer to terminate his or her employment at any time for any reason, with or without cause.

3. Notwithstanding any other provision hereof, in the event of a public tender for all or any portion of the stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, or any other situation exists which the Committee determines is similar thereto, the Committee may, in its sole discretion, declare previously granted options for which the Performance Conditions have been or are thereafter satisfied to be immediately exercisable.

4. The headings of the Agreement are solely for convenience and shall not be given any effect in interpreting this Agreement.

5. This Agreement has been executed in two counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has granted this Award, at El Segundo, California, effective on the Date of Grant of this Award.

                               UNOCAL CORPORATION

                               By___________________________
                                 Chairman of the Board and
                                 Chief Executive Officer

                               ACCEPTED:__________________
                                           Award Holder

                               Date:________________________

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